SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                         Date of Report: August 23, 2004

                              Synergy Brands, Inc.
             (Exact name of registrant as specified in its charter)

                  Delaware              0-19409             22-2993066
          (State of incorporation) (Commission File No.) (IRS Employer
                                                          Identification No.)

                1175 Walt Whitman Road, Melville, New York 11747
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (516) 714-8200

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

Effective August 17, 2004 Michael Ferrone resigned as a director on the Board of Directors of Synergy Brands Inc. Mr. Ferrone's resignation was for personal reasons and not because of any disagreement with the registrant on any matter relating to the registrant's operations, policies or practices. Mr. Ferrone served on the Audit Committee and Independant Compensation Committee. The registranthas not made any decision to date regarding Mr. Ferrone's replacement.

There are no exhibits

                                      -1-

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Synergy Brands, Inc.

                              By: /s/ Mair Faibish
                                  ----------------
                                      Mair Faibish
                             Chairman of the Board

                            By: /s/ Mitchell Gerstein
                                ---------------------
                                    Mitchell Gerstein
                              Chief Financial Officer

Dated: August 23, 2004